Exhibit 23 (d)(2)
Amended Schedule A, effective May 1, 2008, to the Investment Advisory Agreement dated November 1, 2007 between the Registrant and TAM

Amended and Effective: May 1, 2008
Schedule A

Fund	Investment Advisory Fee

Transamerica Partners Money Market (formerly, Diversified Investors Money Market Fund)	0.25%
Transamerica Partners High Quality Bond (formerly, Diversified Investors High Quality Bond Fund)	0.35%
Transamerica Partners Inflation-Protected Securities (formerly, Diversified Investors Inflation-Protected Securities Fund)	0.35%
Transamerica Partners Core Bond (formerly, Diversified Investors Core Bond Fund)	0.35%
Transamerica Partners Total Return Bond (formerly, Diversified Investors Total Return Bond Fund)	0.35%
Transamerica Partners High Yield Bond (formerly, Diversified Investors High Yield Bond Fund)	0.55%
Transamerica Partners Balanced (formerly, Diversified Investors Balanced Fund)	0.45%
Transamerica Partners Large Value (formerly, Diversified Investors Value & Income Fund)	0.45%
Transamerica Partners Value (formerly Diversified Investors Value Fund	0.50%
Transamerica Partners Stock Index (formerly, Diversified Investors Stock Index Fund)	0.40%
Transamerica Partners Large Core (formerly, Diversified Investors Growth & Income Fund)	0.60%
Transamerica Partners Large Growth (formerly, Diversified Investors Equity Growth Fund)	0.62%
Transamerica Partners Growth (formerly, Diversified Investors Aggressive Equity Fund)	0.77%
Transamerica Partners Mid Value (formerly, Diversified Investors Mid-Cap Value Fund)	0.67%
Transamerica Partners Mid Growth (formerly, Diversified Investors Mid-Cap Growth Fund)	0.72%

Fund	Investment Advisory Fee

Transamerica Partners Small Value (formerly, Diversified Investors Small-Cap Value Fund)	0.82%
Transamerica Partners Small Core (formerly, Diversified Investors Special Equity Fund)	0.80%
Transamerica Partners Small Growth (formerly, Diversified Investors Small-Cap Growth Fund)	0.87%
Transamerica Partners International Equity (formerly, Diversified Investors International Equity Fund)	0.75%
Transamerica Institutional Asset Allocation — Short Horizon (formerly, Diversified Institutional Short Horizon Strategic Allocation Fund)	0.10%
Transamerica Institutional Asset Allocation — Short/Intermediate Horizon (formerly Diversified Institutional Short/Intermediate Horizon Strategic Allocation Fund)	0.10%
Transamerica Institutional Asset Allocation — Intermediate Horizon (formerly, Diversified Institutional Intermediate Horizon Strategic Allocation Fund)	0.10%
Transamerica Institutional Asset Allocation — Intermediate/Long Horizon (formerly, Diversified Institutional Intermediate/Long Horizon Strategic Allocation Fund)	0.10%
Transamerica Institutional Asset Allocation — Long Horizon (formerly, Diversified Institutional Long Horizon Strategic Allocation Fund)	0.10%